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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1996 Equity Incentive Plan, Employee Stock Purchase Plan, 1998 Non-Officer Stock Option Plan and 1999 Equity Incentive Plan, and Registration Statements on Form S-3 (Nos. 333-93481 and 333-47224), of Cerus Corporation of our report dated January 25, 2001, except for Note 10 as to which the date is February 12, 2001, with respect to the financial statements of Cerus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Walnut Creek, California
March 19, 2001

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EXHIBIT 23.1 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS